Exhibit 99.4

SIFCO Industries, Inc. and T&W Forge, Inc.

Unaudited Pro Forma Combined Financial Information

On December 10, 2010, SIFCO Industries, Inc. (“SIFCO”) acquired the forging business and substantially all of the operating assets of T&W Forge, Inc. (“TWF”). While SIFCO purchased the manufacturing machinery and equipment related to the business, it did not acquire the real property and, therefore, SIFCO entered into a below market, long-term lease arrangement to operate the facility and obtained an option to acquire the real property at a nominal price. The purchase price was approximately $22.7 million plus the assumption of certain current liabilities.

The Unaudited Pro forma Combined Statements of Operations give effect to the acquisition of TWF as if it had occurred as of the earliest presented date, October 1, 2009. The pro forma financial information is based on the historical financial statements of (i) SIFCO for its fiscal year ended September 30, 2010 and the quarter ended December 31, 2010 and (ii) TWF for its fiscal year ended October 31, 2010 and for the period from October 1, 2010 to December 10, 2010. The resulting Unaudited Pro Forma Combined Statements of Operations give effect to the transaction based on the assumptions and adjustments described in the accompanying notes.

The purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values when appraisals, other studies and additional information become available. The assets acquired and liabilities assumed have been recorded at their estimated fair market values based on a preliminary purchase price allocation.

The Unaudited Pro forma Combined Statements of Operations may not be indicative of the results that would have occurred if the combination had been in effect on the date indicated or the results which may be obtained in the future. The pro forma financial information should be read in conjunction with the audited financial statements of TWF included elsewhere in this filing, and the financial statements of SIFCO Industries, Inc. as contained in its Annual Report on Form 10-K for the year ended September 30, 2010 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2010.

SIFCO Industries, Inc. and T&W Forge, Inc.

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended September 30, 2010

(Amounts in thousands, except per share data)

	Year Ended
	September 30, 2010 SIFCO Industries, Inc.	October 31, 2010 T&W Forge, Inc.	Pro Forma Adjustments			Pro Forma Combined

Net sales	$83,270	$16,349	$—			$99,619
Operating expenses:
Cost of goods sold	63,529	11,756	151	(a	)	75,436
Selling, general and administrative expenses	11,860	1,179	(368)	(b	)	12,671
Amortization of intangibles	—	—	893	(c	)	893
Loss (gain) on disposal or impairment of operating assets	(34)	(5)	—			(39)

Total operating expenses, net	75,355	12,930	676			88,961

Operating income	7,915	3,419	(676)			10,658

Interest income	(57)	(71)	71	(d	)	(57)
Interest expense	71	29	132	(e	)	232
Foreign currency exchange gain	(23)	—	—			(23)
Other income, net	(470)	(3)	—			(473)

Income before income tax provision	8,394	3,464	(879)			10,979

Income tax provision	3,032	—	931	(f	)	3,963

Net income	$5,362	$3,464	$(1,810)			$7,016

Net income per share:
Basic	$1.01					$1.32
Diluted	$1.00					$1.31

Weighted-average number of common shares (basic)	5,300					5,300
Weighted-average number of common shares (diluted)	5,344					5,344

Notes to Unaudited Combined Pro forma Statement of Operations:

Note 1 - Certain historical amounts for TWF have been reclassified to be consistent with the presentation of SIFCO. The principal reclassification to the TWF historical statement of operations within the accompanying Unaudited Pro forma Combined Statement of Operations consists of the reclassification of management fees to selling, general and administrative expense ($250).

(a) To eliminate rent expense paid by TWF to an affiliate for the use of the manufacturing facility, which rent SIFCO is not required to pay ($420 reduction); to record the impact on cost of goods of inventory adjustments to fair value in purchase accounting ($247 increase); to reflect the impact, on compensation and benefits expense, of differences in personnel cost under SIFCO management ($38 net increase); and to record additional depreciation expense based on the straight-line depreciation method using useful lives of 3 to 20 years ($286 increase).

(b) To eliminate management fee expense paid by TWF to an affiliate, which fee SIFCO is not required to pay ($250 reduction); to reflect the impact, on compensation and benefits expense, of differences in personnel cost under SIFCO management ($60 reduction); and to remove certain local tax expenses accounted for in item (f) below ($58 reduction).

(c) To record amortization expense related to finite life, identifiable intangible assets that were established as a direct result of the acquisition of TWF based on the straight-line amortization method using estimated useful lives of two months to 10 years.

(d) To eliminate interest income earned by TWF on its cash balances, which were not included in the acquired assets.

(e) To eliminate interest expense ($29 reduction) charged to TWF on its borrowings, which were not included in assumed liabilities. To record interest expense ($161 increase) resulting from the debt incurred to finance a portion of the acquisition. The interest rate on $11.7 million of new debt under SIFCO’s revolving credit facility is assumed to be Libor plus 1.0%, or approximately 1.4% per annum.

(f) To provide income taxes on TWF’s income before income tax provision (TWF is a subchapter S corporation) and to adjust the income taxes provision for the effect of pro forma adjustments using a 36% effective tax rate.

SIFCO Industries, Inc. and T&W Forge, Inc.

Unaudited Pro Forma Combined Statement of Operations

For the Three Months Ended December 31, 2010

(Amounts in thousands, except per share data)

	Three Months Ended December 31, 2010
	SIFCO Industries, Inc. (1)	T&W Forge, Inc. (2)	Pro Forma Adjustments			Pro Forma Combined

Net sales	$21,396	$3,174	$—			$24,570
Operating expenses:
Cost of goods sold	16,421	2,075	(50)	(a	)	18,446
Selling, general and administrative expenses	3,233	207	(64)	(b	)	3,376
Amortization of intangibles	—	—	160	(c	)	160

Total operating expenses, net	19,653	2,282	46			21.982

Operating income	1,742	892	(46)			2,588

Interest income	(22)	(15)	15	(d	)	(22)
Interest expense	20	3	37	(e	)	(60)
Foreign currency exchange gain	4	—	—			4
Other income, net	(117)	—	—			(117)

Income before income tax provision	1,857	904	(98)			2,663

Income tax provision	651	—	290	(f	)	941

Net income	$1,206	$904	$(388)			$1,722

Net income per share:
Basic	$0.23					$0.33
Diluted	$0.23					$0.33

Weighted-average number of common shares (basic)	5,259					5,259
Weighted-average number of common shares (diluted)	5,290					5,290

(1)	SIFCO Industries, Inc.’s operating results include results of the acquired business from December 11, 2010 through December 31, 2010.
(2)	T&W Forge, Inc.’s operating results are through December 10, 2010.

Notes to Unaudited Combined Pro forma Statement of Operations:

Note 1 - Certain historical amounts for TWF have been reclassified to be consistent with the presentation of SIFCO. The principal reclassification to the TWF historical statement of operations within the accompanying Unaudited Pro Forma Combined Statement of Operations consists of the reclassification of management fees to selling, general and administrative expense ($54).

(a) To eliminate rent expense paid by TWF to an affiliate for the use of the manufacturing facility, which rent SIFCO is not required to pay ($105 reduction); to reflect the impact, on compensation and benefits expense, of differences in personnel cost under SIFCO management ($10 net increase); and to record additional depreciation expense based on the straight-line depreciation method using useful lives of 3 to 20 years ($46 increase).

(b) To eliminate management fee expense paid by TWF to an affiliate, which fee SIFCO is not required to pay ($54 reduction); to reflect the impact, on compensation and benefits expense, of differences in personnel cost under SIFCO management ($15 reduction); and to remove certain local tax expenses accounted for in item (f) below ($5 reduction).

(c) To record amortization expense related to finite life, identifiable intangible assets that were established as a direct result of the acquisition of TWF based on the straight-line amortization method using estimated useful lives of 5 to 10 years.

(d) To eliminate interest income earned by TWF on its cash balances, which were not included in the acquired assets.

(e) To eliminate interest expense ($3 reduction) charged to TWF on its borrowings, which were not included in assumed liabilities. To record interest expense ($40 increase) resulting from the debt incurred to finance a portion of the acquisition. The interest rate on $11.7 million of new debt under SIFCO’s revolving credit facility is assumed to be Libor plus 1.0%, or approximately 1.4% per annum.

(f) To provide income taxes on TWF’s income before income tax provision (TWF is a subchapter S corporation) and to adjust the income taxes provision for the effect of pro forma adjustments using a 36% effective tax rate.